November 2026
Pricing Supplement
Dated November 6, 2026
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 26, 2025
and Product Supplement MLN-ES-ETF-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1
Principal at Risk Securities
Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities offer the opportunity for investors to earn a contingent monthly coupon with respect to each determination date on which the closing price of the underlying shares is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold price. If the closing price of the underlying shares on any determination date (including the final determination date) is greater than or equal to the downside threshold price, the Toronto-Dominion Bank (“TD” or “we”) will pay on the related contingent coupon payment date a contingent monthly coupon, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Otherwise, no contingent monthly coupon will be paid on that contingent coupon payment date. In addition, if the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. No further payments will be made on the securities once they have been redeemed. However, if the closing price of the underlying shares on any determination date other than the final determination date is less than the call threshold price, the securities will not be automatically redeemed and, if the closing price is less than the downside threshold price, you will not receive any contingent monthly coupon with respect to the applicable determination date. If the closing price of the underlying shares on each of the determination dates is less than the downside threshold price, investors will not receive any contingent monthly coupons on the securities. Investors must be willing to accept the risk of not receiving any contingent monthly coupon. If the securities are not redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price, on the maturity date investors will receive an amount per security equal to the stated principal amount plus the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, investors will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price, and could lose their entire investment in the securities. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities. The securities are for investors who are willing to risk their entire investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are senior unsecured debt securities issued by TD. The securities are notes issued as part of TD’s Senior Debt Securities, Series H.
All payments on the securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying shares:	Shares of the Invesco QQQ TrustSM, Series 1 (Bloomberg Ticker: “QQQ UQ”) (the “fund”)
Aggregate principal amount:	$12,000,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Strike date:	November 5, 2026
Pricing date:	November 6, 2026
Original issue date:
November 12, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:
November 12, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Payment Date(s); Maturity Date” in the accompanying product supplement.

Early redemption:
If the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment on the first contingent coupon payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any contingent coupon payment date if the closing price of the underlying shares is below the call threshold price on the related determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

Contingent monthly coupon:	■
If the closing price on any determination date is greater than or equal to the downside threshold price, we will pay on the related contingent coupon payment date a contingent monthly coupon of $12.60 (equivalent to 15.12% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

	■	If the closing price on any determination date is less than the downside threshold price, we will not pay a contingent monthly coupon on the related contingent coupon payment date.
Memory coupon feature:
If the closing price of the underlying shares on any determination date is less than the downside threshold price, the contingent monthly coupon for that determination date will not be paid on the related contingent coupon payment date. However, because the securities include a memory coupon feature, if the closing price of the underlying shares is less than the downside threshold price on one or more prior determination dates and, on a subsequent determination date, the closing price of the underlying shares is greater than or equal to the downside threshold price, your contingent monthly coupon for that subsequent determination date will include all previously unpaid contingent monthly coupons. No interest will accrue or be paid on any previously unpaid contingent monthly coupons. Once a previously unpaid contingent monthly coupon has been paid, it will not be paid again. However, if the closing price of the underlying shares is less than the downside threshold price on any determination date and on each subsequent determination date thereafter, you will not receive the unpaid contingent monthly coupons in respect of those determination dates for the remaining term of the securities.
If the closing price of the underlying shares on each of the determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities.

Determination dates:
December 7, 2026, January 6, 2027, February 8, 2027, March 8, 2027, April 6, 2027, May 6, 2027, June 7, 2027, July 6, 2027, August 6, 2027, September 7, 2027, October 6, 2027 and November 8, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement. References in the accompanying product supplement to one or more “Valuation Dates” shall also mean the determination dates for purposes of the market disruption event provisions” in the accompanying product supplement). We also refer to November 8, 2027 as the final determination date.

Contingent coupon payment dates:
December 10, 2026, January 11, 2027, February 11, 2027, March 11, 2027, April 9, 2027, May 11, 2027, June 10, 2027, July 9, 2027, August 11, 2027, September 10, 2027, October 12, 2027 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Notes“— Payment Date(s); Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to a “Payment Date” shall also mean a contingent coupon payment date for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	■ If the final share price is greater than or equal to the downside threshold price:
(i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

	■ If the final share price is less than the downside threshold price:	the cash value

If the final share price is less than the downside threshold price, you will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities.

Exchange ratio(1):	The quotient of the stated principal amount divided by the downside threshold price
Cash value(1):	An amount in cash per security equal to the product of the exchange ratio multiplied by the final share price
Call threshold price(1):	$647.05, which is equal to 100% of the initial share price
Downside threshold price(1):	$549.9925, which is equal to 85% of the initial share price
Initial share price(1):	$647.05, which is equal to the closing price of the underlying shares on the strike date
Final share price(1):	The closing price of the underlying shares on the final determination date
CUSIP / ISIN:	89115NPW8 / US89115NPW82
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:
The estimated value of your securities on the pricing date was $994.20 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-12 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is less than the public offering price of the securities.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security	$1,000.00	$0.50(a)	$999.00
		+ $0.50(b)
		$1.00
Total	$12,000,000.00	$12,000.00	$11,988,000.00
(1)
As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Notes — Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF” and “— Anti‑Dilution Adjustments” in the accompanying product supplement.

(2)
TDS has agreed to purchase the securities from TD at the price to public less a fee of $1.00 per security. TDS has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
 We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.

Product Supplement MLN-ES-ETF-1 dated February 26, 2025	Prospectus dated February 26, 2025

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-ES-ETF-1 (the “product supplement”), relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
♦	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
♦	Product Supplement MLN-ES-ETF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006132/ef20044456_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

November 2026	Page 2

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Investment Summary
Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage
Principal at Risk Securities
The Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027 based on the performance of the Shares of the Invesco QQQ TrustSM, Series 1, which we refer to as the securities, provide an opportunity for investors to earn a contingent monthly coupon, which is an amount equal to $12.60 (equivalent to 15.12% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final share price, as applicable, is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold price. If the closing price of the underlying shares is less than the downside threshold price on any determination date, no contingent monthly coupon will be paid on the related contingent coupon payment date. The contingent coupon payment date for each determination date is specified on the cover hereof, and will generally be the third business day after such determination date except that the contingent coupon payment date for the final determination date will be the maturity date. If the closing price of the underlying shares on each of the specified determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities.
If the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price, the securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent monthly coupon otherwise payable with respect to such determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold price, the payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly coupon payable with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, no contingent monthly coupon will be payable and instead investors will receive the cash value. In this scenario, investors will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price and could lose their entire investment in the securities.
Investors in the securities must be willing to accept the risk of not receiving any contingent monthly coupons over the term of the securities and the risk of losing some or all of your investment in the securities. In addition, investors will not participate in any appreciation of the underlying shares and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

November 2026	Page 3

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Key Investment Rationale
The securities offer the opportunity for investors to earn a contingent monthly coupon equal to $12.60 (equivalent to 15.12% per annum of the stated principal amount) per security, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final share price is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold price. The securities may be redeemed prior to maturity at a price equal to the early redemption payment, which will be (i) the stated principal amount per security plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature. Payments on the securities will vary depending on the closing price or final share price of the underlying shares on each determination date and/or the final determination date, respectively, relative to the initial share price and the downside threshold price, as follows:
Scenario 1	On any of the determination dates other than the final determination date, the closing price of the underlying shares is greater than or equal to the call threshold price.
■
The securities will be automatically redeemed for an amount per security equal to the early redemption payment, which will be (i) the stated principal amount plus (ii) the contingent monthly coupon otherwise payable with respect to the applicable determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

■
Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold price.
■
The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final determination date and any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

■
Investors will not participate in any appreciation of the underlying shares from the initial share price and will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold price.
■ At maturity, investors will receive per security an amount in cash equal to the cash value.
■ Investors will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price and could lose their entire investment in the securities.
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. The securities will not pay a contingent monthly coupon on a contingent coupon payment date (including the maturity date) if the closing price of the underlying shares on the applicable determination date is less than the downside threshold price. If the closing price of the underlying shares on each of the determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities. All payments on the securities are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

November 2026	Page 4

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Investor Suitability
The securities may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
■	You can tolerate a loss of some or all of your investment and are willing to make an investment that may have the full downside market risk as a direct investment in the underlying shares
■	You believe that the closing price of the underlying shares on each determination date will be greater than or equal to the downside threshold price
■
You understand and accept that (i) you will not participate in any appreciation in the price of the underlying shares and that any potential positive return is limited to the contingent monthly coupons specified on the cover hereof and (ii) you may receive few or no contingent monthly coupons during the term of the securities

■	You can tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares
■	You are willing to forgo any dividends paid on the underlying shares and you do not seek guaranteed current income from this investment
■
You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and you accept that there may be little or no secondary market for the securities

■	You understand and are willing to accept the risks associated with the underlying shares
■
You are willing to assume the credit risk of TD for all payments under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
■	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
■	You require an investment designed to provide a full return of principal at maturity
■	You cannot tolerate a loss of some or all of your investment, or you are not willing to make an investment that may have the full downside market risk as a direct investment in the underlying shares
■	You believe that the closing price of the underlying shares on one or more determination dates is likely to be less than the downside threshold price
■	You seek an investment that participates in the full appreciation in the price of the underlying shares or that has unlimited return potential
■	You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares
■	You prefer to receive any dividends paid on the underlying shares or you seek guaranteed current income from this investment
■
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market

■	You do not understand or are not willing to accept the risks associated with the underlying shares
■	You are not willing to assume the credit risk of TD for all payments under the securities, including any repayment of principal

November 2026	Page 5

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final share price.
Diagram #1: Determination Dates Other Than the Final Determination Date
Diagram #2: Payment at Maturity if No Early Redemption Occurs
For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

November 2026	Page 6

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof). Any payments on the securities are subject to our credit risk. Numbers shown in the following examples may be rounded for ease of reference.
Hypothetical Initial Share Price:	$100.00
Hypothetical Call Threshold Price:	$100.00, which is 100% of the hypothetical initial share price
Hypothetical Downside Threshold Price:	$85.00, which is 85% of the hypothetical initial share price
Hypothetical Exchange Ratio:	The quotient of the stated principal amount divided by the hypothetical downside threshold price
Hypothetical Contingent Monthly Coupon:	$12.60 (equivalent to 15.12% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security
In Examples 1 and 2, the closing price of the underlying shares fluctuates over the term of the securities and the closing price of the underlying shares is greater than or equal to the hypothetical call threshold price on a determination date prior to the final determination date. Because the closing price is greater than or equal to the call threshold price on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the relevant contingent coupon payment date. In Examples 3 and 4, the closing price on each of the determination dates prior to the final determination date is less than the call threshold price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment*	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment*
#1	$101.00	$12.60	$1,012.60	$70.00	$0.00	N/A
#2	N/A	N/A	N/A	$91.00	$25.20**	N/A
#3	N/A	N/A	N/A	$120.00	$12.60	$1,012.60
#4-11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
*
The early redemption payment includes the unpaid contingent monthly coupon with respect to the determination date on which the closing price is greater than or equal to the call threshold price, plus any unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature.

**
Includes the contingent monthly coupon with respect to the second determination date and the unpaid contingent monthly coupon with respect to the first determination date pursuant to the memory coupon feature.

■
In Example 1, the securities are automatically redeemed following the first determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. Because the closing price of the underlying shares on such determination date is greater than or equal to the downside threshold price, on the corresponding contingent coupon payment date, you receive an early redemption payment of $1,012.60, which includes the contingent monthly coupon with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at a comparable risk or yield. You will not receive any further payments on the securities following an early redemption. Additionally, you will not participate in any appreciation of the underlying shares. Your total payment per security in this example is $1,012.60 (a total return of 1.26% on the securities).
■
In Example 2, the securities are automatically redeemed following the third determination date as the closing price of the underlying shares on such determination date is greater than or equal to the call threshold price. As the closing price of the underlying shares on the first determination date is less than the downside threshold price, you will not receive the contingent monthly coupon with respect to such determination date on the related contingent coupon payment date. Because the closing price of the underlying shares on the second determination date is greater than or equal to the downside threshold price and less than the call threshold price, you will receive on the related contingent coupon payment date the contingent monthly coupon with respect to such determination date plus the unpaid contingent monthly coupon with respect to the first determination date pursuant to the memory coupon feature.

November 2026	Page 7

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
In addition, because the closing price of the underlying shares on the third determination date is greater than or equal to the call threshold price (and therefore also greater than the downside threshold price), you receive the early redemption amount on the related contingent coupon payment date, calculated as follows:
Stated Principal Amount + Contingent Monthly Coupon with respect to the third Determination Date
= $1,000.00 + $12.60 = $1,012.60
In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at a comparable risk or yield. If the securities are redeemed early, you will stop receiving contingent monthly coupons. Further, although the underlying shares have appreciated by 20% from the initial share price to the closing price on the third determination date, your return will be limited to the contingent monthly coupons and you do not benefit from such appreciation as demonstrated in this example. Your total payment per security in this example is $1,037.80 (a total return of 3.78% on the securities).
	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment	Hypothetical Closing Price	Contingent Monthly Coupon	Early Redemption Payment
#1	$75.00	$0.00	N/A	$58.00	$0.00	N/A
#2	$65.00	$0.00	N/A	$56.00	$0.00	N/A
#3	$54.00	$0.00	N/A	$59.00	$0.00	N/A
#4-11	Various (all below downside threshold price and call threshold price)	$0.00	N/A	Various (all below downside threshold price and call threshold price)	$0.00	N/A
Final Determination Date	$90.00	$151.20	N/A	$34.00	$0.00	N/A
Payment at Maturity	$1,151.20*			$400.00
*	The final contingent monthly coupon (and any previously unpaid contingent monthly coupons pursuant to the memory coupon feature) will be paid at maturity.
Examples 3 and 4 illustrate the payment at maturity per security based on the final share price.
■
In Example 3, the closing price of the underlying shares on each determination date prior to the final determination date is less than the downside threshold price and less than the call threshold price. As a result, you do not receive a contingent monthly coupon with respect to any of those determination dates and the securities are not automatically redeemed prior to maturity. Because the closing price on the final determination date is greater than or equal to the downside threshold price, at maturity you receive the stated principal amount plus the contingent monthly coupon with respect to the final determination date and the previously unpaid contingent monthly coupons with respect to the previous determination dates pursuant to the memory coupon feature. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Monthly Coupon with respect to the Final Determination Date + previously unpaid Contingent Monthly Coupons with respect to the prior Determination Dates
= $1,000.00 + $12.60 + $138.60 = $1,151.20
In this example, although the final share price represents a 10.00% decline from the initial share price, you receive the stated principal amount per security plus the contingent monthly coupon with respect to the final determination date and the previously unpaid contingent monthly coupons with respect to the previous determination dates pursuant to the memory coupon feature, equal to a total payment of $1,151.20 per security at maturity (a total return of 15.12% on the securities).
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In Example 4, the closing price of the underlying shares on each determination date throughout the term of the securities is less than the downside threshold price and the call threshold price. As a result, you do not receive any contingent monthly coupon during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final share price is less than the downside threshold price, you will receive the cash value at maturity, calculated as follows:

Cash Value = Exchange Ratio × Final Share Price
$400.00 = ($1,000.00 ÷ $85.00) × $34.00
Payment at Maturity = $400.00

November 2026	Page 8

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
In this example, your payment at maturity is significantly less than the stated principal amount and you will receive a total payment of $400.00 per security at maturity (a loss of 60.00% on the securities).
Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that TD is not necessarily obligated to repay the full amount of your investment in the securities. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price and could lose your entire investment in the securities.
The securities will not pay a contingent monthly coupon on a contingent coupon payment date (including the maturity date) if the closing price of the underlying shares on the applicable determination date is less than the downside threshold price. If the closing price of the underlying shares on each of the determination dates is less than the downside threshold price, you will receive no contingent monthly coupons during the term of, and will not receive a positive return on, the securities. The securities will not be automatically redeemed with respect to any determination date unless the closing price of the underlying shares on the relevant determination date is greater than or equal to the call threshold price.
Any payment to be made on the securities, including any repayment of principal, is dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

November 2026	Page 9

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Risk Factors
The securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the securities. For additional information as to these and other risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
Investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.
Risks Relating to Return Characteristics
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Risk of loss at maturity. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, TD will repay you the stated principal amount of your securities in cash only if the final share price of the underlying shares is greater than or equal to the downside threshold price and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold price, you will receive per security an amount in cash equal to the cash value, in which case you will lose approximately 1.1765% for every 1% that the final share price falls below the downside threshold price. You may lose your entire investment in the securities.

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Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the then-current price of the underlying shares is greater than or equal to the downside threshold price.

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You may not receive any contingent monthly coupons. TD will not necessarily make periodic payments on the securities. A contingent monthly coupon, plus any previously unpaid contingent monthly coupons with respect to any previous determination dates pursuant to the memory coupon feature, will be paid on a contingent coupon payment date only if the closing price of the underlying shares on the related determination date is greater than or equal to the downside threshold price. If the closing price of the underlying shares on any determination date is less than the downside threshold price, TD will not pay you the contingent monthly coupon applicable to such determination date on the related contingent coupon payment date, and if the closing price of the underlying shares is less than the downside threshold price on each subsequent determination date, you will not receive such contingent monthly coupon on any subsequent contingent coupon payment date (including the maturity date). If the closing price of the underlying shares on each of the determination dates is less than the downside threshold price, TD will not pay you any contingent monthly coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent monthly coupon coincides with a period of greater risk of principal loss on your securities.

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Greater expected volatility with respect to the underlying shares generally reflects a higher contingent monthly coupon and a higher expectation as of the strike date that the final share price of the underlying shares could be less than the downside threshold price on the final determination date. Greater expected volatility with respect to the underlying shares reflects a higher expectation as of the strike date that the final share price could be less than the downside threshold price on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying shares. This greater expected risk will generally be reflected in a higher contingent monthly coupon than would have been the case had expected volatility been lower. However, while the contingent monthly coupon is set on the strike date based, in part, on the underlying shares’ volatility calculated using our internal models, the underlying shares’ volatility can change significantly over the term of the securities. The price of the underlying shares could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

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The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing price of the underlying shares on any determination date other than the final determination date is greater than or equal to the call threshold price and you will not receive any more contingent monthly coupons after the related contingent coupon payment date. Conversely, the securities will not be automatically redeemed when the closing price on any determination date is less than the call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent coupon payment date, potentially limiting your investment to a term of approximately 1 month. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

November 2026	Page 10

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
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The contingent monthly coupon, if any, is based solely on the closing price or the final share price, as applicable. Whether the contingent monthly coupon will be paid with respect to a determination date will be based on the closing price or the final share price, as applicable. As a result, you will not know whether you will receive the contingent monthly coupon until the related determination date. If you do not receive the contingent monthly coupon on a contingent coupon payment date, you will not know whether you will receive such contingent monthly coupon on any subsequent contingent coupon payment date pursuant to the memory coupon feature until the later determination date corresponding to such contingent coupon payment date. Moreover, if you do not receive the contingent monthly coupon on a contingent coupon payment date and the closing price or final share price, as applicable, of the underlying shares is less than the downside threshold price on each subsequent determination date (including the final determination date), you will not receive any contingent monthly coupon with respect to such determination date, even if the closing price of the underlying shares was higher than the downside threshold price on other days during the term of the securities.

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Your potential return on the securities is limited, you will not participate in any appreciation of the underlying shares and you will not realize a return beyond the returns represented by the contingent monthly coupons received, if any, during the term of the securities. The return potential of the securities is limited to the contingent monthly coupons, regardless of any appreciation of the underlying shares. Your return on the securities will vary based on the number of determination dates on which the requirements of the contingent monthly coupon have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent monthly coupons or any other payment with respect to any determination dates after the applicable contingent coupon payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the underlying shares even though you cannot participate in any appreciation in the price of the underlying shares. As a result, the return on an investment in the securities could be less than the return on a direct investment in the underlying shares. In addition, as an owner of the securities, you will not receive any dividends or distributions on the underlying shares and you will not have voting rights or any other rights during the term of the securities with respect to the underlying shares.

Risks Relating to Characteristics of the Underlying Shares
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An investment in the securities involves market risk associated with the underlying shares. The return on the securities, which may be negative, is linked to the performance of the underlying shares and indirectly linked to the value of the stocks comprising the fund (the “underlying constituent stocks”). The price of the underlying shares can rise or fall sharply due to factors specific to the underlying shares or the underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the securities, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Fund” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically regarding the fund with the SEC.

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There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the value of the underlying shares will rise or fall and there can be no assurance that the closing price of the underlying shares on any determination date will be greater than or equal to the downside threshold price or, if the securities are not redeemed prior to maturity, that the final share price on the final determination date will be greater than or equal to the downside threshold price. The value of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by the underlying shares in general and each underlying constituent stock in particular, and the risk of losing some or all of your investment in the securities.

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Changes affecting the target index of the underlying shares could have an adverse effect on the market value of, and any amount payable on, the securities. The underlying shares seek to track the performance of a specific index as specified herein (the “target index”). The policies of its sponsor as specified herein under “Information About the Fund” (the “index sponsor”), concerning additions, deletions and substitutions of the constituent stocks of the target index and the manner in which the index sponsor takes account of certain changes affecting those constituent stocks may adversely affect the level of the target index and, therefore, the price of the underlying shares. The policies of the index sponsor with respect to the calculation of the target index could also adversely affect the price of the underlying shares. The index sponsor may discontinue or suspend calculation or dissemination of the target index. Any such actions could have an adverse effect on the market value of, and any payment on, the securities.

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There is no affiliation between the index sponsor and TD, and TD is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsor. However, we and our affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions. You, as an investor in the securities, should conduct your own independent investigation of the index sponsor. The index sponsor is not involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the market value of, and any payment on, your securities.

November 2026	Page 11

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
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TD cannot control actions by the sponsor of the fund and the sponsor has no obligation to consider your interests. The sponsor of the fund as specified under “Information About the Fund” herein (the “sponsor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the sponsor concerning the calculation of the net asset value (“NAV”) per share of the fund, additions, deletions or substitutions of securities in the target index and the manner in which changes affecting the target index are reflected in the fund that could affect the market price of the underlying shares, and therefore, the amount payable on the securities. The amount payable on the securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the fund, or if the sponsor discontinues or suspends publication of the NAV per share of the fund, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the securities.

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The price of the underlying shares may not completely track its NAV. The net asset value (“NAV”) of an ETF, including the underlying shares, may fluctuate with changes in the market value of its underlying constituent stocks. The market values of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchange(s). Furthermore, the underlying constituent stocks may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying shares and may adversely affect the liquidity and prices of the underlying shares, perhaps significantly. For any of these reasons, the market value of the underlying shares may differ from its NAV per share and may trade at, above or below its NAV per share.

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The performance of the underlying shares may not correlate with that of its target index. The performance of the underlying shares may not exactly replicate the performance of its target index because the underlying shares will reflect transaction costs and fees that are not included in the calculation of its target index. It is also possible that the underlying shares may not fully replicate or may in certain circumstances diverge significantly from the performance of its target index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the underlying shares, differences in trading hours between the underlying shares and its target index or due to other circumstances.

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There are liquidity and management risks associated with an ETF and the underlying shares utilizes a passive indexing investment approach. Although shares of the underlying shares are listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for such shares or that there will be liquidity in that trading market. The underlying shares is subject to management risk, which is the risk that its sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Additionally, the underlying shares is not managed according to traditional methods of “active” investment management, which involves the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, utilizing a “passive” or indexing investment approach, it attempts to approximate the investment performance of its target index by investing in underlying constituent stocks that generally replicate its target index. Therefore, unless a specific stock is removed from its target index, the underlying shares generally would not sell a stock because that stock’s issuer was in financial trouble.

Risks Relating to Estimated Value and Liquidity
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The estimated value of your securities is less than the public offering price of your securities. The estimated value of your securities is less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

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The estimated value of your securities is based on our internal funding rate. The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

November 2026	Page 12

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
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The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

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The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

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There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the price of the underlying shares, and as a result, you may suffer substantial losses.

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If the price of the underlying shares changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of the underlying shares. Changes in the value of the underlying shares may not result in a comparable change in the market value of your securities. Even if the closing price of the underlying shares remains greater than or equal to the downside threshold price or increases to greater than the call threshold price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
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Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying shares, the payment of any amount due on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

November 2026	Page 13

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Risks Relating to Hedging Activities and Conflicts of Interest
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There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amounts payable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying shares has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the amounts payable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

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The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, share performance factor, call threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result. Furthermore, in certain situations, such as when the underlying shares undergoes a reorganization event or the underlying shares is delisted, the underlying shares may be replaced by distribution property or a substitute equity security, as discussed more fully in the product supplement under “General Terms of the Notes — Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF” and “— Anti-Dilution Adjustments”. The occurrence of any such events and the consequent adjustments may materially and adversely affect the market value of, and any amounts payable on, the securities. For more information, see the sections as described under ““General Terms of the Notes — Delisting, Discontinuance of or Material Change to, or Change in Law Event Affecting, an ETF” and “— Anti-Dilution Adjustments” in the accompanying product supplement.

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Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of the underlying shares, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the underlying shares.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.
We, the agent and/or our other affiliates may, at present or in the future, engage in business with the underlying constituent stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to the underlying shares. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the price of the underlying shares and, therefore, the market value of, and return on, the securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
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Significant aspects of the tax treatment of the securities are uncertain. The U.S. tax treatment of the securities is uncertain. Please read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

November 2026	Page 14

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion herein under “Canadian Taxation” and the further discussion herein under “Summary”. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in sections 12.7 and 18.4 of the Canadian Tax Act (as defined under “Canadian Taxation” herein), as such rules may be amended from time to time. If you are not a Non-resident Holder (as that term is defined under “Canadian Taxation” herein) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

November 2026	Page 15

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Information About the Fund
All disclosures contained in this document regarding the fund are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the fund. You should make your own investigation into the fund.
Invesco QQQ TrustSM, Series 1
We have derived all information contained herein regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Trust”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the QQQ Trust, Invesco Capital Management LLC (the “sponsor”), the trustee of the QQQ Trust, The Bank of New York Mellon (the “trustee”), and the index sponsor of the target index, as defined below.
The QQQ Trust is a unit investment trust that issues securities called “Trust Units” as “Units” of the QQQ Trust, each of which represents a fractional undivided ownership interest in the QQQ Trust. The QQQ Trust holds all the component securities of the Nasdaq-100 Index® (the “target index”), and is rebalanced quarterly and reconstituted annually. The target index includes 100 of the largest domestic and international nonfinancial companies listed on the Nasdaq Stock Market based on market capitalization. The target index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The target index is calculated, maintained and published by, Nasdaq, Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
The QQQ Trust is not actively managed. The QQQ Trust holds a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the target index. The trustee on a nondiscretionary basis adjusts the composition of the QQQ Trust to conform to changes in the composition and/or weighting of securities in the target index. Although the QQQ Trust may fail to own certain securities included in the target index at any particular time, the QQQ Trust generally will be substantially invested in the securities included in the target index. The QQQ Trust may or may not hold all of the securities that are included in the target index.
Select information regarding the QQQ Trust’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the QQQ Trust’s website. Expenses of the QQQ Trust reduce the net asset value of the assets held by the QQQ Trust and, therefore, reduce the value of the shares of the QQQ Trust.
Shares of the QQQ Trust are listed on the Nasdaq Stock Market under the ticker symbol “QQQ”.
Information from outside sources including, but not limited to the prospectus related to the QQQ Trust and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the QQQ Trust or the target index.
Information filed by the QQQ Trust with the SEC, including the prospectus for the QQQ Trust, can be found by reference to its SEC file numbers: 333-61001 and 811-08947 or its CIK Code: 0001067839.

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Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Historical Information
The closing price of the underlying shares on November 5, 2026 was $647.05. The graph below shows the closing prices of the underlying shares for each day from January 1, 2021 to November 5, 2026. The dotted lines represent the downside threshold price of $549.9925 and the call threshold price of $647.05, which are equal to 85% and 100%, respectively, of the initial share price. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying shares at any time, including the determination dates.

Shares of the Invesco QQQ TrustSM, Series 1 – Daily Closing Prices January 1, 2021 to November 5, 2026
We and/or our affiliates may presently or from time to time engage in business with the sponsor. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.
The securities are not sponsored, endorsed, sold, or promoted by the sponsor. The sponsor makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The sponsor has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Canadian bail-in:	The securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in law event:	Not applicable, notwithstanding anything to the contrary in the product supplement
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stock	reference asset constituent
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation date(s)
	final determination date	final valuation date
	initial share price	initial price
	final share price	final price
	downside threshold price	buffer price

Additional information regarding the estimated value of the securities:
The final terms for the securities were determined on the pricing date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the

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discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

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Canadian Taxation:
The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations promulgated thereunder (collectively, the “Canadian Tax Act”) generally applicable to a holder who is an individual and who acquires beneficial ownership of a security upon the initial issuance of the security by TD pursuant to this offering document or common shares of TD or any of its affiliates on a conversion of a security on a bail-in conversion (if applicable), and who, for purposes of the Canadian Tax Act and any applicable income tax treaty, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with, and is not affiliated with, TD, any affiliate of TD, and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the security, (ii) is entitled to receive all payments (including any interest, principal and dividends, if applicable) made on the security as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of TD and each affiliate of TD, (iv) is not an entity in respect of which TD or any affiliate of TD is a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act); (v) holds the security or common shares of TD or any of its affiliates as capital property, (vi) does not use or hold and is not deemed to use or hold the security or common shares of TD or any of its affiliates in or in the course of carrying on a business in Canada or as part of an adventure or concern in the nature of trade and (vii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).
This summary assumes that no amount paid or payable to a Non-resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Canadian Tax Act. This summary further assumes that no security or property acquired on settlement of a security will be “taxable Canadian property” to a Non-resident Holder for purposes of the Canadian Tax Act at the time of its disposition or deemed disposition.
This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and the current administrative policies of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in securities and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.
The following is only a general summary of certain Canadian federal non-resident withholding and other tax provisions which may affect a Non-resident Holder of the securities described in this offering document. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in securities should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of securities and any common shares of TD or any of its affiliates acquired on a bail-in conversion having regard to their own particular circumstances.
For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the single day exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).
Securities
Interest (including amounts on account or in lieu of payment of, or in satisfaction of, interest) paid or credited, or deemed to be paid or credited, on a security to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless all or any part of such interest is “participating debt interest”. “Participating debt interest” is defined in the Canadian Tax Act generally as interest (other than on a “prescribed obligation” described below) all or any portion of which is contingent or dependent on the use of or production from property in Canada or is

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computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. A “prescribed obligation” for this purpose is an “indexed debt obligation”, as defined in the Canadian Tax Act, in respect of which no amount payable is: (a) contingent or dependent upon the use of, or production from, property in Canada, or (b) computed by reference to: (i) revenue, profit, cash flow, commodity price or any other similar criterion, other than a change in the purchasing power of money, or (ii) dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation. An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding that is determined by reference to a change in the purchasing power of money.
In the event that a security is redeemed, cancelled, purchased or repurchased by TD or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to TD or another person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the security to that time, be subject to Canadian non-resident withholding tax if all or any part of such interest or deemed interest is participating debt interest; unless, in certain circumstances, the security is not an indexed debt obligation (described above) and was issued for an amount not less than 97% of its principal amount (as defined in the Canadian Tax Act), and the yield from the security, expressed in terms of an annual rate (determined in accordance with the Canadian Tax Act) on the amount for which the security was issued, does not exceed 4/3 of the interest stipulated to be payable on the security, expressed in terms of an annual rate on the outstanding principal amount from time to time.
If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.
Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of securities by the Non-resident Holder.
Common Shares Acquired on a Bail-in Conversion
Dividends (including amounts on account or in lieu of payment of, or in satisfaction of, dividends) paid or credited or deemed to be paid or credited to a Non-resident Holder on any common shares of TD or common shares of an affiliate of TD that is a Canadian resident corporation will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.
A Non-resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any common shares of TD or common shares of an affiliate of TD unless such shares constitute “taxable Canadian property” to the Non-resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Non-resident Holders should consult their own tax advisors with respect to their particular circumstances.

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Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying shares. If your securities are so treated, any contingent monthly coupon that is paid by TD (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent monthly coupon or any amount attributable to any accrued but unpaid contingent monthly coupon) and the amount you paid for your securities. Such gain or loss should generally be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent monthly coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single short-term debt instrument or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent monthly coupons and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any

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income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent monthly coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if the securities are offered to non-U.S. holders, we currently do not intend to treat contingent monthly coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent monthly coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of the underlying shares would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the sponsor as a USRPHC and/or the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.
Based on our determination that the securities are not “delta-one” with respect to the underlying shares, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

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Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying shares or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments”(i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

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Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the securities from TD at the price to public less a fee of $1.00 per security. TDS has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $1.00 reflecting a fixed sales commission of $0.50 and fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.

Conflicts of Interest — TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due November 12, 2027
Based on the Performance of the Shares of the Invesco QQQ TrustSM, Series 1 Principal at Risk Securities
Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

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